UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2018

BrightSphere Investment Group plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ground Floor, Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.
Completion of Rebrand as BrightSphere Investment Group plc
On March 26, 2018, BrightSphere Investment Group plc (the "Company") announced the completion of its previously announced rebrand to BrightSphere Investment Group. As of March 26, 2018, the Company's corporate website has become www.bsig.com and the Company’s email domain is @bsig.com. In addition, the Company’s New York Stock Exchange ticker is now BSIG, and its CUSIP is G1644T109. The Company’s debt issues have the following tickers: the 5.125% Notes Due 2031 trade under BSA and the 4.800% Notes due 2026 trade under BSIG 26.
New Share Repurchase Authorization
The Company has also announced that the Board of Directors has authorized the Company to continue to repurchase shares pursuant to its existing $150 million share repurchase program, of which the Company has approximately $138 million remaining available for repurchases. The timing and amount of any repurchases will be determined by the Company in its discretion, subject to market conditions, applicable securities laws, alternative investment opportunities and other factors.

A copy of the press release announcing the completion of the rebrand and the new share repurchase authorization is filed as Exhibit 99.1 hereto and is hereby incorporated by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on March 26, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	March 26, 2018	BRIGHTSPHERE INVESTMENT GROUP PLC

		By:	/s/ RICHARD J. HART
		Name:	Richard J. Hart
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on March 26, 2018